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                                   EXHIBIT 23I
                         OPINION AND CONSENT OF COUNSEL

                                DAVID JONES, Esq.
                        Citco-Quaker Fund Services, Inc.
                        1288 Valley Forge Road, Suite 88
                             Valley Forge, PA 19482



Quaker Investment Trust                         October 30, 2001
1288 Valley Forge, Suite 76
Valley Forge, PA  19460


Dear Sirs:

The Quaker Investment Trust (the "Trust"), an unincorporated business trust organized under the laws of the State of Massachusetts, has asked me to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the "Shares") representing proportionate interests in The Quaker Core Equity Fund, Quaker Aggressive Growth Fund, Quaker Mid-Cap Value Fund, Quaker Small-Cap Value Fund, Quaker Small-Cap Growth Fund, Quaker Fixed-Income Fund, Quaker High Yield Fund and Quaker-Long Bow Science & Technology Fund (the "Funds"). The Shares of the Funds are series of the Trust consisting of four classes of shares, the Institutional Class, Class A, Class B, Class C and Institutional Shares, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-effective Amendment # 20 to the Trust's Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

I have examined the Company's Declaration of Trust, by-laws, the Prospectus and Statement of Additional Information contained in the Registration Statement, and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Trust. I also give my consent for the Trust to included this opinion as an Exhibit to the Trust's Registration Statement on Form N-1A.

Very Truly Yours,

/s/  David D. Jones
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David D. Jones, Esq.